EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

Signal Pharmaceuticals, Inc.                              California

Anthrogenesis Corp.                                       New Jersey